Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)

Amended Pricing Supplement dated July 20, 2011 to Pricing Supplement dated July 14, 2011 to the Prospectus, the Prospectus Supplement and the Product Supplement, each dated June 22, 2011
US$3,058,000
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to seventeen separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the seventeen offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Initial Stock Price	Trigger Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0259	Acme Packet, Inc.	APKT	$210,000	21%	$65.30	$48.98	3	06366QQJ9	100%	1.75% U$3,675	98.25% US$206,325
0260	Aruba Networks Inc.	ARUN	$126,000	19%	$27.08	$20.31	3	06366QQK6	100%	1.75% U$2,205	98.25% US$123,795
0261	ATP Oil & Gas Corporation	ATPG	$998,000	15.50%	$15.32	$11.49	3	06366QQL4	100%	1.75% U$17,465	98.25% US$980,535
0263	Delta Air Lines, Inc.	DAL	$633,000	16.50%	$8.51	$6.81	3	06366QQN0	100%	1.75% U$11,077.50	98.25% US$621,922.50
0264	Finisar Corporation	FNSR	$125,000	17%	$16.78	$12.59	3	06366QQP5	100%	1.75% U$2,187.50	98.25% US$122,812.50
0265	LDK Solar Company, Ltd.	LDK	$95,000	25.25%	$6.47	$4.53	3	06366QQQ3	100%	1.75% U$1,662.50	98.25% US$93,337.50
0266	Research In Motion Limited	RIMM	$47,000	19.25%	$27.27	$21.82	3	06366QQR1	100%	1.75% U$822.50	98.25% US$46,177.50
0267	STEC Inc.	STEC	$153,000	17%	$17.26	$12.95	3	06366QQS9	100%	1.75% U$2,677.50	98.25% US$150,322.50
0269	Western Refining, Inc.	WNR	$85,000	20%	$20.09	$15.07	3	06366QQU4	100%	1.75% U$1,487.50	98.25% US$83,512.50
0270	AK Steel Holding Corporation	AKS	$10,000	14%	$15.19	$12.15	6	06366QQV2	100%	2.00% U$200	98.00% US$9,800
0271	Baidu, Inc.	BIDU	$96,000	13.25%	$140.82	$105.62	6	06366QQW0	100%	2.00% U$1,920	98.00% US$94,080
0272	Green Mountain Coffee Roasters, Inc.	GMCR	$22,000	16.75%	$88.31	$66.23	6	06366QQX8	100%	2.00% U$440	98.00% US$21,560
0273	US Airways Group, Inc.	LCC	$209,000	16.75%	$7.64	$5.73	6	06366QQY6	100%	2.00% U$4,180	98.00% US$204,820
0274	lululemon athletica inc.	LULU	$25,000	15%	$59.74	$44.81	6	06366QQZ3	100%	2.00% U$500	98.00% US$24,500
0275	MGM Resorts International	MGM	$10,000	14%	$14.72	$11.04	6	06366QRA7	100%	2.00% U$200	98.00% US$9,800
0276	Rambus Inc.	RMBS	$70,000	19%	$14.03	$10.52	6	06366QRB5	100%	2.00% U$1,400	98.00% US$68,600
0277	Tesoro Corporation	TSO	$144,000	12.25%	$22.96	$17.22	6	06366QRC3	100%	2.00% U$2,880	98.00% US$141,120

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-4 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
Except for $7,000 in aggregate principal amount of RevEx number 265, which will be delivered on July 25, 2011, all of the notes were delivered through the facilities of The Depository Trust Company on July 19, 2011.

BMO CAPITAL MARKETS

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

	(1)	the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	July 14, 2011

Settlement Date:	July 19, 2011

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the 19th day of each month beginning on August 19, 2011, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date as indicated on the cover page.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

Key Dates of 3 Month RevEx:		Key Dates of 6 Month RevEx:

Valuation Date:	October 14, 2011	Valuation Date:	January 13, 2012

Maturity Date:	October 19, 2011	Maturity Date:	January 19, 2012

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to seventeen separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement, the prospectus supplement and the prospectus, each dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911002106/f622111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated June 22, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

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You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Acme Packet, Inc.

Acme Packet, Inc. provides session border controllers for internet service providers. The company's products consist of hardware and proprietary software that allow service providers to deliver interactive communications services such as voice over internet protocol. Its common stock is traded on the Nasdaq Global Select Market under the symbol “APKT.”

Historical Information of the Common Stock of Acme Packet, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	12.17	6.86
	Second Quarter	10.01	7.76
	Third Quarter	7.82	4.15
	Fourth Quarter	5.53	3.03

2009	First Quarter	6.50	3.64
	Second Quarter	10.12	6.05
	Third Quarter	10.66	7.66
	Fourth Quarter	12.02	9.39

2010	First Quarter	19.97	10.35
	Second Quarter	29.85	19.38
	Third Quarter	40.14	26.60
	Fourth Quarter	57.98	34.49

2011	First Quarter	76.91	49.99
	Second Quarter	83.73	60.52
	Third Quarter (through the pricing date)	73.80	65.30

Aruba Networks Inc.

Aruba Networks Inc. provides enterprise mobility solutions that enables secure access to data, voice and video applications across wireless and wireline enterprise networks. Its common stock is traded on the Nasdaq Global Select Market under the symbol “ARUN.”

Historical Information of the Common Stock of Aruba Networks Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	14.97	4.69
	Second Quarter	7.00	4.69
	Third Quarter	6.55	4.29
	Fourth Quarter	4.62	1.95

2009	First Quarter	3.21	2.16
	Second Quarter	8.74	3.29
	Third Quarter	9.48	7.26
	Fourth Quarter	10.96	7.59

2010	First Quarter	13.66	9.92
	Second Quarter	15.56	10.80
	Third Quarter	22.24	14.24
	Fourth Quarter	24.22	19.22

2011	First Quarter	34.63	21.07
	Second Quarter	35.92	23.58
	Third Quarter (through the pricing date)	31.00	27.08

ATP Oil & Gas Corporation

ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. The company also operates in the shallow waters of the Gulf of Mexico and in the North Sea. Its common stock is traded on the Nasdaq Global Select Market under the symbol “ATPG.”

Historical Information of the Common Stock of ATP Oil & Gas Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	51.78	30.52
	Second Quarter	45.92	27.85
	Third Quarter	40.78	17.15
	Fourth Quarter	18.53	4.25

2009	First Quarter	7.78	2.86
	Second Quarter	9.27	5.18
	Third Quarter	22.16	5.38
	Fourth Quarter	21.58	15.27

2010	First Quarter	20.35	13.00
	Second Quarter	22.96	8.53
	Third Quarter	13.89	9.11
	Fourth Quarter	16.88	13.31

2011	First Quarter	20.35	15.64
	Second Quarter	18.79	14.67
	Third Quarter (through the pricing date)	15.85	15.17

Delta Air Lines, Inc.

Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock is traded on the New York Stock Exchange under the symbol “DAL.”

Historical Information of the Common Stock of Delta Air Lines, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	18.53	8.35
	Second Quarter	10.48	5.00
	Third Quarter	9.94	4.64
	Fourth Quarter	11.52	5.64

2009	First Quarter	12.38	3.93
	Second Quarter	8.11	5.40
	Third Quarter	9.65	5.68
	Fourth Quarter	11.81	6.95

2010	First Quarter	14.65	11.22
	Second Quarter	14.93	11.31
	Third Quarter	12.61	9.96
	Fourth Quarter	14.33	11.24

2011	First Quarter	13.00	9.79
	Second Quarter	11.51	9.00
	Third Quarter (through the pricing date)	9.41	8.51

Finisar Corporation

Finisar Corporation provides fiber optic subsystems and network performance test systems which enable high-speed data communications over local area network and storage area networks. The company's line of optical subsystems supports a variety of network applications, transmission speeds, distances, and mediums. The company also provides network performance test systems. Its common stock is traded on the Nasdaq Global Select Market under the symbol “FNSR.”

Historical Information of the Common Stock of Finisar Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	15.44	9.04
	Second Quarter	15.04	9.44
	Third Quarter	13.12	7.68
	Fourth Quarter	8.72	2.32

2009	First Quarter	4.80	1.69
	Second Quarter	6.86	3.68
	Third Quarter	10.64	3.56
	Fourth Quarter	9.85	7.19

2010	First Quarter	15.94	9.13
	Second Quarter	16.92	13.00
	Third Quarter	19.25	12.24
	Fourth Quarter	29.85	16.86

2011	First Quarter	43.23	21.14
	Second Quarter	28.09	14.65
	Third Quarter (through the pricing date)	19.19	16.78

LDK Solar Company, Ltd.

LDK Solar Company, Ltd. manufactures multicrystalline solar wafers. The company sells multicrystalline wafers globally to manufacturers of photovoltaic products including solar cells and solar modules. Solar wafers are the principal raw material used to produce solar cells which convert sunlight into electricity. Its American Depositary Shares trade on the New York Stock Exchange under the symbol “LDK.”

Historical Information of the American Depositary Shares of LDK Solar Company, Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	49.37	20.43
	Second Quarter	47.16	27.50
	Third Quarter	51.26	30.02
	Fourth Quarter	33.12	9.95

2009	First Quarter	16.01	4.04
	Second Quarter	13.90	6.78
	Third Quarter	11.99	8.53
	Fourth Quarter	9.25	5.23

2010	First Quarter	8.21	6.01
	Second Quarter	8.43	5.00
	Third Quarter	10.45	5.20
	Fourth Quarter	13.90	9.80

2011	First Quarter	14.49	10.29
	Second Quarter	12.03	6.18
	Third Quarter (through the pricing date)	7.36	6.33

Research In Motion Limited

Research In Motion Limited designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. The company provides platforms and solutions for access to email, phone, short message service (SMS) messaging, internet, and intranet-based applications. Its common shares trade on the Nasdaq Global Select Market under the symbol “RIMM.”

Historical Information of the Common Shares of Research In Motion Limited

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	118.15	84.10
	Second Quarter	147.55	115.47
	Third Quarter	133.75	61.73
	Fourth Quarter	66.93	36.86

2009	First Quarter	59.17	35.25
	Second Quarter	85.44	45.62
	Third Quarter	85.77	65.62
	Fourth Quarter	70.00	55.74

2010	First Quarter	75.94	61.41
	Second Quarter	73.84	49.26
	Third Quarter	57.53	42.84
	Fourth Quarter	63.33	47.30

2011	First Quarter	69.86	56.00
	Second Quarter	56.59	25.89
	Third Quarter (through the pricing date)	29.03	27.27

STEC Inc.

STEC Inc. provides technology solutions, offering products based on dynamic random access memory, static random access memory, and Flash memory technologies. The company designs, manufactures, and markets memory, storage, and connectivity products used in high performance computing, networking and communications, consumer electronics, and industrial applications. Its common stock is traded on the Nasdaq Global Select Market under the symbol “STEC.”

Historical Information of the Common Stock of STEC Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	9.54	5.72
	Second Quarter	14.00	6.19
	Third Quarter	11.03	7.36
	Fourth Quarter	7.70	3.52

2009	First Quarter	8.62	3.87
	Second Quarter	24.27	7.85
	Third Quarter	41.84	23.45
	Fourth Quarter	28.06	11.44

2010	First Quarter	19.99	10.27
	Second Quarter	15.88	10.89
	Third Quarter	15.82	11.06
	Fourth Quarter	17.93	12.06

2011	First Quarter	24.16	17.68
	Second Quarter	21.70	14.53
	Third Quarter (through the pricing date)	18.13	16.96

Western Refining, Inc.

Western Refining, Inc., through a subsidiary, refines crude oil and markets petroleum products. The subsidiary primarily produces gasoline, diesel, and jet fuel. The products are marketed in Arizona, New Mexico and Texas in the United States, and Juarez, Mexico. Its common stock is traded on the New York Stock Exchange under the symbol “WNR.”

Historical Information of the Common Stock of Western Refining, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	24.83	13.07
	Second Quarter	15.77	7.96
	Third Quarter	12.83	6.57
	Fourth Quarter	10.05	4.73

2009	First Quarter	13.78	8.15
	Second Quarter	15.43	6.75
	Third Quarter	7.80	5.57
	Fourth Quarter	6.94	4.49

2010	First Quarter	5.73	4.17
	Second Quarter	5.82	4.45
	Third Quarter	5.40	4.11
	Fourth Quarter	10.62	5.16

2011	First Quarter	18.03	10.23
	Second Quarter	19.08	14.82
	Third Quarter (through the pricing date)	20.61	18.57

AK Steel Holding Corporation

AK Steel Holding Corporation, through its wholly-owned subsidiary, produces flat rolled carbon steel. The company produces coated, cold rolled, and hot rolled carbon steel for the automotive, appliance, construction, and manufacturing markets. The company also cold rolls and aluminum coats stainless steel for automotive industry customers. Its common stock is traded on the New York Stock Exchange under the symbol “AKS.”

Historical Information of the Common Stock of AK Steel Holding Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	55.90	35.48
	Second Quarter	72.89	57.91
	Third Quarter	65.59	23.34
	Fourth Quarter	24.31	5.22

2009	First Quarter	13.00	5.45
	Second Quarter	21.14	7.77
	Third Quarter	23.39	15.42
	Fourth Quarter	22.35	15.51

2010	First Quarter	25.77	19.54
	Second Quarter	25.00	11.92
	Third Quarter	15.41	11.52
	Fourth Quarter	16.69	12.32

2011	First Quarter	17.61	14.10
	Second Quarter	16.96	14.08
	Third Quarter (through the pricing date)	16.61	15.19

Baidu, Inc.

Baidu, Inc. operates an Internet search engine. The company offers algorithmic search, enterprise search, pay for performance and news, MP3, and image searches Its American Depositary Shares trade  on the New York Stock Exchange under the symbol “BIDU.”

Historical Information of the American Depositary Shares of Baidu, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	38.19	20.79
	Second Quarter	37.38	27.32
	Third Quarter	35.02	23.12
	Fourth Quarter	26.61	10.45

2009	First Quarter	18.83	10.94
	Second Quarter	30.92	17.48
	Third Quarter	40.29	27.49
	Fourth Quarter	44.22	37.20

2010	First Quarter	60.85	38.65
	Second Quarter	78.21	60.00
	Third Quarter	103.82	67.45
	Fourth Quarter	114.10	96.22

2011	First Quarter	137.81	99.73
	Second Quarter	152.37	116.24
	Third Quarter (through the pricing date)	147.78	138.94

Green Mountain Coffee Roasters, Inc.

Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections. The company's products include single-origin, estate, certified organic, fair trade, signature blends, and flavored coffees sold under its brand name. The company serves offices, supermarkets, and convenience stores, and operates a direct mail business. Its common stock is traded on the Nasdaq Global Select Market under the symbol “GMCR.”

Historical Information of the Common Stock of Green Mountain Coffee Roasters, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	9.25	5.61
	Second Quarter	9.80	7.06
	Third Quarter	8.94	7.22
	Fourth Quarter	9.05	5.41

2009	First Quarter	10.88	7.38
	Second Quarter	20.86	10.37
	Third Quarter	24.61	18.54
	Fourth Quarter	27.16	19.98

2010	First Quarter	32.54	26.64
	Second Quarter	32.55	22.53
	Third Quarter	37.55	25.82
	Fourth Quarter	37.72	26.87

2011	First Quarter	64.61	32.96
	Second Quarter	89.26	64.00
	Third Quarter (through the pricing date)	96.20	88.31

US Airways Group, Inc.

US Airways Group, Inc. is an air carrier that transports passengers, property, and mail. The company provides regularly scheduled service at airports in the United States, Canada, Europe, the Caribbean, and Latin America. Its common stock is traded on the New York Stock Exchange under the symbol “LCC.”

Historical Information of the Common Stock of US Airways Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	15.40	7.45
	Second Quarter	9.87	2.44
	Third Quarter	9.39	1.76
	Fourth Quarter	10.86	3.63

2009	First Quarter	9.57	1.97
	Second Quarter	5.00	2.15
	Third Quarter	5.43	2.04
	Fourth Quarter	5.38	2.91

2010	First Quarter	7.95	4.77
	Second Quarter	10.74	6.33
	Third Quarter	10.91	8.08
	Fourth Quarter	12.07	9.00

2011	First Quarter	11.47	7.95
	Second Quarter	10.32	7.94
	Third Quarter (through the pricing date)	8.94	7.64

lululemon athletica inc.

lululemon athletica inc.  designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock is traded on the Nasdaq Global Select Market under the symbol “LULU.”

Historical Information of the Common Stock of lululemon athletica inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	22.41	10.86
	Second Quarter	18.32	13.50
	Third Quarter	14.43	9.00
	Fourth Quarter	11.87	3.54

2009	First Quarter	4.33	2.25
	Second Quarter	7.61	4.56
	Third Quarter	12.25	5.80
	Fourth Quarter	15.42	10.68

2010	First Quarter	20.95	13.14
	Second Quarter	22.79	17.91
	Third Quarter	22.92	15.95
	Fourth Quarter	36.76	21.55

2011	First Quarter	44.92	33.48
	Second Quarter	56.55	41.55
	Third Quarter (through the pricing date)	60.85	57.81

MGM Resorts International

MGM Resorts International operates gaming, hospitality and entertainment resorts. The company owns properties in Nevada, Mississippi and Michigan in the United States, and owns interests in properties in Nevada and Illinois in the United States, and Macau. The company also offers hospitality management services for casino and non-casino properties around the world. Its common stock is traded on the New York Stock Exchange under the symbol “MGM.”

Historical Information of the Common Stock of MGM Resorts International

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	81.60	58.39
	Second Quarter	62.13	33.89
	Third Quarter	36.52	23.14
	Fourth Quarter	26.79	8.79

2009	First Quarter	16.10	1.89
	Second Quarter	13.10	2.63
	Third Quarter	13.51	5.52
	Fourth Quarter	12.33	8.91

2010	First Quarter	12.52	9.73
	Second Quarter	16.64	9.64
	Third Quarter	11.44	9.01
	Fourth Quarter	14.92	10.78

2011	First Quarter	16.76	12.33
	Second Quarter	15.72	11.89
	Third Quarter (through the pricing date)	14.96	13.69

Rambus Inc.

Rambus Inc. designs, develops, licenses, and markets high-speed chip-to-chip interface technology to enhance the performance and cost-effectiveness of consumer electronics, computer systems, and other electronic systems. The company licenses semiconductor companies to manufacture and sell memory and logic intergrated circuts incorporating its interface technology. Its common stock is traded on the Nasdaq Global Select Market under the symbol “RMBS.”

Historical Information of the Common Stock of Rambus Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	25.86	15.52
	Second Quarter	24.49	18.70
	Third Quarter	18.62	12.43
	Fourth Quarter	16.08	5.20

2009	First Quarter	18.50	6.29
	Second Quarter	19.13	9.36
	Third Quarter	19.50	14.56
	Fourth Quarter	24.75	15.75

2010	First Quarter	24.74	20.77
	Second Quarter	25.04	17.52
	Third Quarter	21.06	17.28
	Fourth Quarter	21.30	19.29

2011	First Quarter	22.04	18.77
	Second Quarter	20.61	13.18
	Third Quarter (through the pricing date)	14.93	14.03

Tesoro Corporation

Tesoro Corporation refines and markets petroleum products, and provides transporting services. The Company operates refineries, as well as a network of retail and refueling stations in the western United States. Tesoro also markets gasoline and diesel fuel to independent marketers and commercial end users. Its common stock is traded on the New York Stock Exchange under the symbol “TSO.”

Historical Information of the Common Stock of Tesoro Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	47.75	27.16
	Second Quarter	32.78	19.06
	Third Quarter	19.87	14.92
	Fourth Quarter	16.28	6.80

2009	First Quarter	19.11	12.23
	Second Quarter	18.45	12.40
	Third Quarter	15.69	10.89
	Fourth Quarter	16.59	12.34

2010	First Quarter	15.05	11.70
	Second Quarter	14.39	10.92
	Third Quarter	13.36	10.54
	Fourth Quarter	18.68	12.93

2011	First Quarter	27.76	17.98
	Second Quarter	28.23	20.84
	Third Quarter (through the pricing date)	24.48	22.96

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note.

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75.00% of the hypothetical Initial Stock Price), and a range of hypothetical Final Stock Prices and assuming that the closing price of the Reference Stock declines in the manner set forth in the column below, “Hypothetical Lowest Closing Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Lowest Closing Price during the Monitoring Period	Hypothetical Lowest Closing Price during the Monitoring Period Expressed as a Percentage of the Initial Stock Price	Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment at Maturity	Total Value of Payment Received at Maturity*
$60.00	60%	$110.00	110%	$1,000.00	$1,000.00
$60.00	60%	$90.00	90%	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$100.00	100%	$100.00	100%	$1,000.00	$1,000.00
$75.00	75%	$60.00	60%	10 shares of the Reference Stock or the Cash Delivery Amount	$600.00
$80.00	80%	$80.00	80%	$1,000.00	$1,000.00
$50.00	50%	$50.00	50%	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	$25.00	25%	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	$0.00	0%	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00
*
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00 but the Final Stock Price is $110.00. Because the Final Stock Price of $110.00 is greater than the Initial Stock Price of $100.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Reference Stock closed at a price less than the Trigger Price during the Monitoring Period.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00, which is less than the Trigger Price, and the Final Stock Price is $90.00, which is less than the Initial Stock Price. Because the Final Stock Price of $90.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock declined to a closing price that is less than the Trigger Price of $75.00 on at least one trading day during the Monitoring Period, you will receive at maturity the Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Because the Final Stock Price of the Reference Stock is $90.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $900.00 per $1,000 in principal amount of the notes.

Example 3: The closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any trading day during the Monitoring Period prior to the Valuation Date.  However, the closing price of the Reference Stock on the Valuation Date is $60.00, which is less than the Trigger Price.  Because the Final Stock Price of $60.00 is less than the Initial Stock Price of $100.00 and the Final Stock Price has declined to a closing price that is less than the Trigger Price of $75.00, you will receive the Physical Delivery Amount (or, at our election, the Cash Delivery Amount) at maturity. Because the Final Stock Price of the Reference Stock is $60.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $600.00 per $1,000 in principal amount of the notes.

Example 4: The Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any day during the Monitoring Period.  Because the closing price of the Reference Stock has not declined to a closing price that is less than the Trigger Price of $75.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option

0259	Acme Packet, Inc.	21.00%	0.25%	20.75%
0260	Aruba Networks Inc.	19.00%	0.25%	18.75%
0261	ATP Oil & Gas Corporation	15.50%	0.25%	15.25%
0263	Delta Air Lines, Inc.	16.50%	0.25%	16.25%
0264	Finisar Corporation	17.00%	0.25%	16.75%
0265	LDK Solar Company, Ltd.	25.25%	0.25%	25.00%
0266	Research In Motion Limited	19.25%	0.25%	19.00%
0267	STEC Inc.	17.00%	0.25%	16.75%
0269	Western Refining, Inc.	20.00%	0.25%	19.75%
0270	AK Steel Holding Corporation	14.00%	0.40%	13.60%
0271	Baidu, Inc.	13.25%	0.40%	12.85%
0272	Green Mountain Coffee Roasters, Inc.	16.75%	0.40%	16.35%
0273	US Airways Group, Inc.	16.75%	0.40%	16.35%
0274	lululemon athletica inc.	15.00%	0.40%	14.60%
0275	MGM Resorts International	14.00%	0.40%	13.60%
0276	Rambus Inc.	19.00%	0.40%	18.60%
0277	Tesoro Corporation	12.25%	0.40%	11.85%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated June 22, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.